EXHIBIT 4(ll)


                              Dated 30 April 2004




                                  PCCW LIMITED

                                      and

                              ASIAN MOTION LIMITED

                                      and

           CITIGROUP GLOBAL MARKETS HONG KONG FUTURES AND SECURITIES
                                    LIMITED




                               PLACING AGREEMENT

                      relating to shares in the capital of
                         Dong Fang Gas Holdings Limited



Linklaters

10th Floor, Alexandra House
Chater Road
Hong Kong

Telephone (852) 2842 4888
Facsimile (852) 2810 8133/2810 1695

Ref: DSY/L-068504-05-01

THIS AGREEMENT is made on 30 April 2004

BETWEEN:

(1) PCCW LIMITED, a company duly incorporated under the laws of Hong Kong whose registered office is at 39/F, PCCW Tower, TaiKoo Place, 979 King's Road, Quarry Bay, Hong Kong (the "Guarantor");

(2) ASIAN MOTION LIMITED, a company duly incorporated under the laws of the British Virgin Islands whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, the British Virgin Islands (the "Vendor"); and

(3) CITIGROUP GLOBAL MARKETS HONG KONG FUTURES AND SECURITIES LIMITED, a company duly incorporated under the laws of Hong Kong whose registered office is at 20/F, Three Exchange Square, Central, Hong Kong ("Citigroup").

WHEREAS:

(A) On 5 March 2004, the Guarantor conditionally agreed to sell or procure the sale of the entire issued share capital of the Target and other assets to the Company in consideration for the issue by the Company of 1,648,333,333 Shares and HK$3,590 million of convertible loan notes.

(B) Upon completion of the Disposal, the Vendor will be entitled to become the beneficial owner of the Sale Shares. The Vendor will direct the Company to issue the Sale Shares directly to the Placees (or their nominees), such Sale Shares representing part of the Vendor's entitlement to be issued with new Shares as consideration for the Disposal.

(C) The Vendor has agreed to appoint Citigroup and Citigroup has agreed to act as placing agent and underwriter for the purpose of procuring, as agent of the Vendor, purchasers for (or, failing which, purchasing itself) the Sale Shares (on the terms and subject to the conditions herein contained).

NOW IT IS HEREBY AGREED as follows:

1        DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, the following expressions shall, unless the context requires otherwise, have the following meanings:

         "Agreement" means this placing agreement (as may be amended or varied from time to time by an agreement in writing duly executed by the Parties);

         "Associate" has the meaning ascribed thereto in the Listing Rules;

         "Business Day" means any day (excluding a Saturday) on which banks are generally open for banking business in Hong Kong;

         "CCASS" means the Central Clearing and Settlement System operated by Hong Kong Securities Clearing Company Limited;

         "Circulars" means the DFG Circular and the PCCW Circular;

         "Closing Date" means the Business Day immediately after Disposal Completion, or such other date as the Vendor and Citigroup may agree in writing;


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         "Companies Ordinance" means the Companies Ordinance (Chapter 32 of the
         Laws of Hong Kong) for the time being in force;

         "Company" means Dong Fang Gas Holdings Limited, the shares of which are listed on the Stock Exchange;

         "Company Group" means the Company and its subsidiaries, and the expression "member of the Company Group" shall be construed accordingly;

         "Completion" means completion of the Placing in accordance with Clause 5;

         "Conditions" means the conditions precedent for completion of the Placing as set out in Clause 4.1;

         "DFG Circular" means the circular to shareholders of the Company dated 2 April 2004;

         "Disposal" means the sale of the entire issued share capital of the Target by the Vendor and other assets procured to be sold by the Guarantor to the Company;

         "Disposal Agreement" means the agreement dated 5 March 2004 between the Guarantor and the Company in respect of the Disposal (as may be amended, varied and supplemented in writing from time to time by the parties thereto);

         "Disposal Completion" means completion of the Disposal;

         "Executive" means the Executive Director of the Corporate Finance Division of the Securities and Futures Commission or any delegate for the time being of the Executive Director;

         "Group" means the Company Group or the Target Group (as the case may be), and the expression "relevant member of the Group" shall be construed accordingly;

         "Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

         "HK$" means Hong Kong dollars, the lawful currency of Hong Kong;

         "Listing Rules" means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited for the time being in force;

         "Parties" means the named parties to this Agreement and their respective successors and permitted assigns, and "Party" means each one of them;

         "PCCW Circular" means the circular to the shareholders of the Guarantor dated 26 March 2004;

         "Placee" means any professional institutional and other investor whom Citigroup will procure or has procured to purchase any of the Sale Shares pursuant to its obligations under this Agreement;

         "Placing" means the placing to the Placees by or on behalf of Citigroup of the Sale Shares on the terms and subject to the conditions set out in this Agreement;

         "Placing Period" means the period commencing upon the execution of this Agreement and ending at 4:00 pm (Hong Kong time) on the second Business Day immediately before the Closing Date (or such later time and date as the Vendor and Citigroup may agree in writing);

         "Placing Price" means HK$2.65 per Sale Share;


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         "Press Announcement" means the press announcement issued by the
         Guarantor and the Company on 5 March 2004 in respect of, amongst other things, the Disposal;

         "Regulation S" means Regulation S under the Securities Act;

         "Sale Shares" means the 237,000,000 Shares to be sold by the Vendor and which are to be placed by Citigroup pursuant to this Agreement;

         "Securities Act" means the US Securities Act of 1933, as amended;

         "SFC" means the Securities and Futures Commission of Hong Kong;

         "SFO" means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) for the time being in force;

         "SGM" means the special general meeting to be convened by the Company to consider and approve, amongst other things, the Disposal;

         "Shares" means the shares of HK$0.10 each in the share capital of the Company after completion of the Capital Reorganisation (as defined in the DFG Circular);

         "Stock Exchange" means The Stock Exchange of Hong Kong Limited;

         "subsidiary" has the same meaning as in Section 2 of the Companies Ordinance;

         "Takeovers Code" means the Hong Kong Code on Takeovers and Mergers;

         "Target" means Ipswich Holdings Limited;

         "Target Group" means Target and its subsidiaries, and the expression "member of the Target Group" shall be construed accordingly,

         "Taxation" and "Tax" mean all forms of taxation whether of Hong Kong or elsewhere in the world whenever imposed and all statutory, governmental, state, provincial, local governmental or municipal impositions, duties and levies and all penalties, charges, costs and interests relating thereto;

         "Unplaced Sale Shares" means any Sale Shares not purchased by the Placees;

         "US" or "United States" means the United States of America; and

         "US$" means United States dollars, the lawful currency of the United States.

1.2 Any reference to a document being "in the agreed form" means in the form of the draft thereof signed for identification on behalf of the Vendor and Citigroup with such alterations (if any) as may be agreed between the Parties.

1.3 In this Agreement, references to any statute, statutory provision, rule of the Takeovers Code or Listing Rules include a reference to that statute, statutory provision or Listing Rules as may be from time to time amended, extended or re-enacted.

1.4 In this Agreement, references to persons include references to bodies corporate, references to singular include references to the plural and vice versa.

1.5 In this Agreement, references to "the actual knowledge of the Vendor" means "the actual knowledge of the Vendor and the Guarantor".

1.6 Headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement.


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2        APPOINTMENT OF CITIGROUP AND THE PLACING

2.1 Subject to the provisions of this Agreement, the Vendor hereby appoints Citigroup as agent (to the exclusion of all others) and Citigroup (relying on the representations, warranties and undertakings herein contained and subject to the conditions as hereinafter mentioned) agrees to act as agent for the Vendor during the Placing Period to procure purchasers for the Sale Shares at the Placing Price (or, failing such procurement, to purchase from the Vendor by itself and/or its nominee at the Placing Price on the Closing Date any Unplaced Sale Shares).

2.2 Notwithstanding Clause 2.1 but subject to Clause 2.8, at any time Citigroup may elect that some or all of the Sale Shares are purchased by it and/or its nominee as principal from the Vendor at the Placing Price and, in that event, the Sale Shares may subsequently be sold by Citigroup and/or its nominee (each a "Seller") as principal to purchasers (the "Purchasers") at any price(s) as the Seller in its discretion may determine, without being under any obligation to notify the Vendor of the price(s) at which those Sale Shares are sold to purchasers provided that: (i) any stamp duty payable in respect of such sale by the Seller as principal shall be borne by the relevant Seller; (ii) Citigroup shall not (and shall require its sub-placing or sub-underwriting agents not to) place or sell any of the Sale Shares to any person whom it knows to be a "connected person" (as defined in the Listing Rules) of the Company or the Guarantor; and (iii) upon the request of the Vendor, Citigroup shall provide forthwith to the Vendor for submission to the SFC and/or the Stock Exchange the particulars of the Purchasers and particulars of the transactions between the Seller and the Purchasers, if the SFC or the Stock Exchange so requires.

2.3 The Vendor hereby confirms that this appointment confers on Citigroup all powers, authorities and discretions on behalf of the Vendor which are reasonably and properly necessary for, or reasonably incidental to, the making of the Placing (including, without limiting the foregoing, the completion of the relevant contract notes on behalf of the Vendor and the submission of such contract notes and other documents for stamping, if applicable) and hereby agrees to ratify and confirm such matters which Citigroup may lawfully do in the proper exercise of such powers, authorities and discretion in accordance with this Agreement.

2.4 Subject to fulfilment of the Conditions, the Vendor shall sell the Sale Shares free from all liens, charges and encumbrances and together with all rights attaching to them as at the Closing Date, including the right to receive all dividends declared, made or paid on or after the Closing Date.

2.5 The choice of Placees for the Sale Shares shall be determined solely by Citigroup. Citigroup shall not place any of the Sale Shares to any person whom it knows to be a "connected person" (as defined in the Listing Rules) of the Company or the Guarantor.

2.6 In the event that, as at the close of the Placing Period, there are any Unplaced Sale Shares, Citigroup shall purchase, or procure its nominees to purchase, on the Closing Date the Unplaced Sale Shares at the Placing Price from which Citigroup shall be entitled to deduct all the amounts it is entitled to be paid under Clause 7. If there are no Unplaced Sale Shares as at the end of the Closing Date, the underwriting obligations of Citigroup under Clause 2.1 and under this Clause 2.6 shall cease.

2.7 If the trades are to be crossed on the Stock Exchange, Citigroup shall be responsible for arranging a broker to report the transactions under the Placing to the Stock Exchange. If the SFC or the Stock Exchange so requires, Citigroup shall provide forthwith to the SFC


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


         and/or the Stock Exchange the particulars of the Placing (including, but not limited to, the identities of the Placees), with a copy of such information to be provided to the Vendor at the same time.

2.8 Immediately following the close of the Placing Period but in any event no later than 10:00 am (Hong Kong time) on the Business Day prior to the Closing Date, Citigroup shall give written instructions to the Company through the Vendor regarding the issue and allotment of the Sale Shares for Completion (or for completion of the purchase by Citigroup or its nominee in respect of any Unplaced Sale Shares) and provide the Company through the Vendor with such information as is necessary for Completion (or for completion of the purchase by Citigroup or its nominee in respect of any Unplaced Sale Shares).

3        PRESS ANNOUNCEMENT

         The Guarantor hereby authorises Citigroup to release or cause to be released for publication on its behalf, as soon as possible upon the execution of this Agreement, a press announcement concerning the Placing in the agreed form (together with such amendments as may be required by the Stock Exchange).

4        CONDITIONS

4.1 Completion is conditional upon the fulfilment of the following conditions:

         4.1.1 the Listing Committee of the Stock Exchange granting listing of and permission to deal in the Sale Shares (and such listing and permission not being subsequently revoked prior to the deposit of the Sale Shares into CCASS under Clause 5.2 hereof); and

         4.1.2 completion of the Disposal in accordance with the terms described in the Press Announcement.

         The Vendor shall use all reasonable endeavours to procure the Company to furnish such information, supply such documents, pay such fees and do all such acts and things as may reasonably be required by Citigroup and/or the Stock Exchange in connection with the fulfilment of the Conditions. Citigroup shall provide the Vendor and the Company with such necessary assistance as may be reasonably requested by the Vendor and the Company respectively in connection with the fulfilment of the Conditions.

4.2 If the Conditions are not fulfilled on or prior to 21 May 2004 (or such later time as may be agreed between the Vendor and Citigroup), the obligations and liabilities of Citigroup, the Guarantor and the Vendor under the Placing shall be null and void and neither the Vendor, the Guarantor nor Citigroup shall have any claim against any of the others for costs, damages, compensation or otherwise (provided that the Vendor shall reimburse Citigroup any reasonable legal fees and out-of-pocket expenses which Citigroup shall be obliged to pay in connection with the Placing).

4.3 The Vendor shall inform Citigroup in writing that the Disposal Agreement has become unconditional as soon as practicable thereafter.


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5        COMPLETION OF THE PLACING

5.1 Completion shall take place at 3:30 pm (Hong Kong time) on the Closing Date (or such other time and/or date as Citigroup and the Vendor may agree in writing).

5.2 At or before 10:00 am (Hong Kong time) on the date of Disposal Completion, the Vendor shall procure the delivery of the relative share certificate(s) for the Sale Shares to Citigroup for deposit into the account of the Vendor with Citigroup for the Sale Shares to be held in CCASS. Further, the Vendor will, no later than 12:00 noon on the Closing Date, provide to the Placing Agent all such further documents and authorities as may be necessary or desirable to enable the Placing Agent on behalf of the Vendor to effect transfer and settlement of the Sale Shares at Completion as required and contemplated by this Agreement.

5.3 The Vendor shall procure to be undertaken the actions set out in Clause 5.2 at or prior to the times specified in that Clause. Citigroup shall render appropriate and prompt assistance to the Vendor and/or the Company for such purpose.

5.4 Citigroup (or its nominee or agent) shall, subject to the Vendor duly discharging its obligations under Clause 5.2 at or prior to the times specified in that Clause, make or procure the making of payment in Hong Kong dollars by real time gross settlement in immediately available funds to the Vendor before 3:30 pm (Hong Kong time) on the Closing Date of an amount equivalent to the Placing Price multiplied by the number of Sale Shares (less the amounts payable to Citigroup referred to in Clause 7.1) to the bank account notified by the Vendor to Citigroup at least two Business Days before the Closing Date.

5.5 The Vendor hereby acknowledges that in performing its functions under Clause 2, Citigroup is authorised to appoint one or more sub-placing or sub-underwriting agents or selling agents in connection with the Placing in accordance with or in anticipation of the terms of this Agreement. All fees of such agents shall be paid and borne by Citigroup out of the commissions, costs, charges and expenses payable by the Vendor under Clause 7. Citigroup may enter into any agreements with any of the agents for such purpose, provided that Citigroup shall remain responsible for any act or omission carried out by such agent in the performance of Citigroup's obligations hereunder.

5.6 Any transaction carried out by Citigroup for the purpose of the Placing under and in accordance with this Agreement on behalf of the Vendor (save and except the underwriting obligations of Citigroup referred to in Clauses 2.1 and 2.6 and matters associated therewith) shall constitute a transaction carried out at the request of the Vendor, as its agent and not in respect of or for the benefit of Citigroup's own account and Citigroup shall not be responsible for any loss or damage to any persons arising from any such transaction, except to the extent any such loss or damage arises out of any fraud, wilful default or negligence on the part of Citigroup and/or its employees or agents or for any breach by Citigroup of its obligations under this Agreement.

5.7 The Sale Shares shall be offered by Citigroup as agent for the Vendor at the Placing Price (plus such Hong Kong stamp duty, brokerage, SFC transaction levy, investor compensation levy and Stock Exchange trading fee payable by purchasers) during the period from the date of this Agreement up to the close of the Placing Period and Citigroup hereby represents, warrants and undertakes with the Vendor that it will comply with the relevant selling restrictions under applicable laws and regulations in respect of the Placing.


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6        UNDERTAKINGS OF THE VENDOR

6.1 The Vendor shall (and it shall use all reasonable endeavours to procure the Company to) make all appropriate disclosures pursuant to, and will comply in all respects with, the Listing Rules, the Takeovers Code, the SFO and other applicable laws and regulations in connection with the Placing.

6.2 The Vendor shall (and it shall use all reasonable endeavours to procure the Company to) promptly provide Citigroup, upon request, with all such information known to it or which on reasonable enquiry ought to be known to it relating to the Group or the Vendor or otherwise as may be required by Citigroup in connection with the Placing for the purpose of complying with any applicable law, regulation or direction (including the establishment of any defence to any action under any of the same, whether relating to due diligence or otherwise) or any requirement of the Stock Exchange, the SFC or any other applicable regulatory body.

6.3 The Vendor shall (and it shall use all reasonable endeavours to procure the Company to) procure that particulars of every significant new factor known to it which is capable of materially and adversely affecting the Placing and which arises between the date hereof and the Closing Date shall be promptly provided to Citigroup.

6.4 Without prejudice to the foregoing obligations, the Vendor undertakes with Citigroup that it shall do all such other acts and things as may be reasonably required to be done by it to carry into effect the Placing in accordance with the terms of this Agreement.

6.5 The Vendor undertakes to Citigroup that (except for: (i) the sale of the Sale Shares pursuant to, and any other transactions under, this Agreement; (ii) compliance with the requirements of the Listing Rules or compliance with the Guarantor's undertaking to the Stock Exchange to ensure that sufficient Shares are "held by the public" (within the meaning of Rule 8.08 of the Listing Rules); or (iii) any Shares acquired by the Vendor after the Closing Date) for a period of three months from the Closing Date, it will not and will procure that none of its nominees and companies controlled by it (whether individually or together and whether directly or indirectly) (for the avoidance of doubt, excluding the Company) will:

         6.5.1 offer, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of (either conditionally or unconditionally, or directly or indirectly, or otherwise) any Shares or any interests therein beneficially owned or held by the Vendor or any securities convertible into or exercisable or exchangeable for or substantially similar to any such Shares or interests;

         6.5.2 enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of such Shares, whether any such transaction is to be settled by delivery of Shares or such other securities, in cash or otherwise; or

         6.5.3 announce any intention to enter into or effect any such transaction described in Clause 6.5.1 or 6.5.2,

         without first having obtained the written consent of Citigroup.

6.6 The Vendor undertakes to Citigroup to use its best endeavours to procure that, for a period of three months from the Closing Date, the Company will not, save pursuant to: (1) the terms of any employee share option scheme of the Company; or (2) bonus or scrip dividend or similar arrangements which provide for the allotment of Shares in lieu of the


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         whole or part of a dividend on Shares of the Company in accordance with its bye-laws; or (3) conversion of outstanding convertible bonds or loan notes; or (4) the issue of new Shares as consideration and of convertible notes by the Company under the Disposal Agreement; or (5) any requirements under the Listing Rules in order to ensure that sufficient Shares are "held by the public" (within the meaning of Rule
         8.08 of the Listing Rules) following the Closing Date:

         6.6.1 allot or issue, or offer to allot or issue, or grant any option, right or warrant to subscribe (either conditionally or unconditionally, or directly or indirectly, or otherwise) any Shares or any interests in Shares or any securities convertible into or exercisable or exchangeable for or substantially similar to any Shares or interest in Shares; or

         6.6.2 agree (conditionally or unconditionally) to enter into or effect any such transaction with the same economic effect as any of the transactions described in Clause 6.6.1; or

         6.6.3 announce any intention to enter into or effect any such transaction described in Clause 6.6.1 or 6.6.2,

         without first having obtained the written consent of Citigroup.

7        PAYMENT OF FEES, COMMISSIONS AND EXPENSES

7.1 In consideration of the services of Citigroup in relation to the Placing, the Vendor shall pay to Citigroup:

         7.1.1 an underwriting commission, in Hong Kong dollars, of 1.5% of the amount equal to the Placing Price multiplied by the number of Sale Shares, which total amount Citigroup is hereby authorised to deduct from the payment to be made by it to the Vendor pursuant to Clause 5.4 (and out of which Citigroup agrees to pay, or procure that Placees and purchasers of any Unplaced Sale Shares pay, all brokerage and sub-underwriting fees other than those specified in this Clause 7.1 and in Clause 7.4, but for the avoidance of doubt, Citigroup shall not be obliged to make any payments to any other agents or sub-agents or advisers of the Vendor);

         7.1.2 if applicable, seller's stamp duty at the rate of 0.1% of the amount equal to the Placing Price per Sale Share multiplied by the number of Sale Shares, which amounts Citigroup is hereby authorised to deduct from the payments to be made by it to the Vendor pursuant to Clause 5.4;

         7.1.3 unless the Sale Shares are to be delivered in board lots or through CCASS, all charges, fees and expenses of the Company's branch share registrars in Hong Kong in effecting the transfer of the Sale Shares, and the issue of certificates therefor in board lots, to the Placees (or, where applicable, Citigroup or its nominee), which amounts Citigroup is hereby authorised to deduct from the payments to be made by it to the Vendor pursuant to Clause 5.4 for the purposes of paying on the Vendor's behalf such costs, charges, fees and expenses; and

         7.1.4 in respect of the Vendor as a seller, SFC transaction levy and investor compensation levy at the prevailing applicable rates (0.005% and 0.002% respectively) and Stock Exchange trading fee at the prevailing applicable rate (0.005%) on the amount equal to the Placing Price multiplied by the number of


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


                  Sale Shares, which amounts Citigroup is hereby authorised to deduct from the payments to be made by it to the Vendor pursuant to Clause 5.4.

7.2 If this Agreement is terminated pursuant to Clause 10 or if for any reason the Placing is not completed (save as a result of Citigroup's or its agent's negligence, fraud, wilful default or breach of this Agreement or of any applicable law), the Vendor shall remain liable to Citigroup for the payment of all costs, charges and expenses referred to in Clause 7.1.3 and for the stamp duty, trading fee, investor compensation levy and transaction levy referred to in Clauses 7.1.2 and 7.1.4 to the extent already incurred.

7.3 The Vendor hereby acknowledges that, in addition to the commissions, costs, charges and expenses referred to in Clause 7.1, Citigroup shall be entitled to keep for its own account any brokerage fees or commission that it may receive from the Placees.

7.4 Each of the Vendor, the Guarantor and the Company shall be liable for the costs and expenses of its own legal and other professional advisers and out-of-pocket expenses incurred in connection with the Placing.

8        REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

8.1 In consideration of Citigroup entering into this Agreement and agreeing to perform its obligations hereunder, the Vendor represents, warrants and undertakes to Citigroup (save as specifically disclosed in writing to Citigroup on or before the signing of this Agreement and expressed to be for the purpose of disclosure against the following warranties) as follows:

         8.1.1    all facts stated in the Recitals are true and accurate;

         8.1.2 subject to and upon completion of the Disposal, the Sale Shares will be fully paid up and the Vendor will be entitled to become the beneficial owner of the Sale Shares and the Vendor has the necessary power and authority to enable it to sell the Sale Shares to be sold by it hereunder free from any lien, charge, option, warrant, pre-emptive right, or other encumbrance or third party right whatsoever and together with all rights attaching thereto as at the Closing Date;

         8.1.3 the Vendor is duly incorporated and validly existing under the laws of the place of its incorporation and the Vendor has power under its constitutional documents to permit its entry into this Agreement in the manner set out herein and this Agreement (and its performance) has been duly authorised (such authorisation remaining in full force and effect) and executed by and constitutes legally binding obligations of the Vendor, enforceable in accordance with its terms; save as disclosed in the Press Announcement and to be disclosed in the announcement in respect of the Placing, there is: (i) no authorisation, consent or approval required for the purposes of or as a consequence of the Placing or the Disposal either from governmental, regulatory or other public bodies (including, without limitation, the Stock Exchange) or authorities or courts; and (ii) no authorisation, consent or approval required for the purposes of or as a consequence of the Placing or the Disposal from any third party pursuant to any material contractual arrangement or other material arrangement to which the Vendor is a party;

         8.1.4 the Vendor shall ensure that none of its Associates shall purchase any of the Sale Shares under the Placing;


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


         8.1.5 the financial information in relation to the Company Group and the Target Group contained in the Circulars (except, for the avoidance of doubt, the information relating to the Target Group in connection with the proforma financials and related adjustments and all financial analysis in the "Letter from Goldbond" in the DFG Circular) is true, accurate and not misleading in all material respects and has been prepared in accordance with generally accepted accounting principles, standards and practice in Hong Kong;

         8.1.6 all statements of fact in relation to the Company Group and the Target Group contained in the Circulars are true, accurate and not misleading in all material respects, and all statements of opinion, intention or expectation in relation to the Guarantor, the Vendor, the Target Group or the Company Group (except, for the avoidance of doubt, any views, opinions, analysis, recommendations, interpretations, intentions or expectations of the Company, its directors and its advisers in connection with such statements in relation to the Target Group) contained therein (if any) are truly and honestly held and have been made on reasonable grounds after due and careful consideration, and there is no other fact or matter omitted therefrom the omission of which would make any statement therein misleading in any material respect or which is otherwise material in the context of the Placing;

         8.1.7 the Vendor is not in possession of any non-public information relating to the Company Group or the Target Group or their respective businesses the release of which could adversely affect the trading price of the Shares in any material respect and, to the actual knowledge of the Vendor, there is not in existence any material or information relating to the Company Group which will be required to be disclosed by the Company under the Listing Rules and/or the listing agreement it made with the Stock Exchange;

         8.1.8 all information (in either written or electronic form) supplied by or on behalf of the Vendor, (but only to the actual knowledge of the Vendor in relation to the Company Group) the Company or any of their respective officers, directors, employees or advisers, for the purpose of or in connection with the Placing, and all information and records which may be made available to the public by or with the permission of the Vendor and (to the actual knowledge of the Vendor in relation to the Company Group) the relevant member of the relevant Group (including information contained in annual reports, statutory filings and registrations) is and was, when supplied or published, true, accurate and not misleading;

         8.1.9 save as disclosed in the Circulars (but only to the actual knowledge of the Vendor in relation to the Company Group), there is no claim, litigation, arbitration, prosecution or other legal proceedings or investigation or enquiry in progress or pending or threatened against any member of the Company Group or the Target Group, nor is there any claim in progress, pending or threatened or any facts or circumstances which would give rise to a claim against any member of the Company Group or the Target Group, which individually or in the aggregate would have or have had a material adverse effect on the condition, financial, trading or otherwise, or the earnings, business affairs or business prospects (whether or not arising in the ordinary course of business) of the relevant Group as a whole or which is individually or in the aggregate material for disclosure in the context of the Placing;

         8.1.10 save as disclosed in the Circulars (but only to the actual knowledge of the Vendor in relation to the Company Group), there has been no material adverse change in the condition, financial or otherwise, or the earnings, net assets, business affairs or business prospects (whether or not arising in the ordinary course of business) of the Company Group as a whole since 30 September 2003 or of the Target Group as a whole since 31 December 2003;

         8.1.11 save as disclosed in the Circulars (but only to the actual knowledge of the Vendor in relation to the Company Group), each member of the Company Group or the Target Group is duly incorporated and validly existing under the laws of the place of its incorporation and each member of the Company Group or the Target Group has power to own its assets and to conduct its business in the manner presently conducted in all material respects and there has been no petition filed, order made or effective resolution passed for the liquidation or winding up of any member of the relevant Group which is material to the relevant Group;

         8.1.12 save as disclosed in the Circulars (but only to the actual knowledge of the Vendor in relation to the Company Group), each member of the Company Group or the Target Group has obtained such authorisations and licences (if any) as are required under the provisions of any applicable law in any jurisdiction in which it carries on business and are material in connection with the operation of its business and there is no material breach by any member of the Company Group or the Target Group of the provisions of any ordinance, statute or regulation governing such authorisations or licences nor is there any reason why any such authorisation or licence should be withdrawn or cancelled;

         8.1.13 save as disclosed in the Circulars (but only to the actual knowledge of the Vendor in relation to the Company Group), the Company is not in material breach of any rules, regulations or requirements of the Stock Exchange or its listing agreement made with the Stock Exchange and, other than the relevant Conditions and subject to the satisfaction of the conditions set out in clauses 4.1.1 to 4.1.17 of the Disposal Agreement, all necessary consents (if any) which are relevant (to maintain the listing status of the Company on the Stock Exchange or to complete the Placing and the Disposal in the manner contemplated) have been obtained from the Stock Exchange and other authorities;

         8.1.14 save as disclosed in the Circulars (but only to the actual knowledge of the Vendor in relation to the Company Group), there is no order, decree or judgement of any court or governmental agency or regulatory body outstanding or anticipated against any member of the Company Group or the Target Group which may individually or in the aggregate have or has had a material adverse effect upon the condition, financial or otherwise or the earnings, business affairs or business prospects (whether or not arising in the ordinary course of business) of the relevant Group (taken as a whole) or which is individually or in the aggregate material in the context of the Placing and/or the Disposal;

         8.1.15 save as disclosed in the Circulars (but only to the actual knowledge of the Vendor in relation to the Company Group), no member of the Company Group or the Target Group is in material breach of or in default of any contract or agreement which could reasonably be expected to have or has had a material adverse effect upon the condition, financial or otherwise or the earnings, business affairs or business prospects (whether or not arising in the ordinary course of business) of the relevant Group (taken as a whole) or which is individually or in the aggregate material in the context of the Placing and/or the Disposal;

         8.1.16 save as disclosed in the Circulars (but only to the actual knowledge of the Vendor in relation to the Company Group), no material outstanding indebtedness of any member of the Company Group or the Target Group has become payable or repayable by reason of any default of any member of the relevant Group and no event has occurred or is impending which may result in such indebtedness becoming payable or repayable prior to its maturity date, in a demand being made for such indebtedness to be paid or repaid or in any step being taken to enforce any security for any such indebtedness of any member of the relevant Group;

         8.1.17 save as disclosed in the Circulars (but only to the actual knowledge of the Vendor in relation to the Company Group), no member of the Company Group or the Target Group is a party to or under any obligation which is material and which is of an unusual or unduly onerous nature; neither this Agreement nor the Placing or the Disposal will constitute or give rise to a breach of or default under any agreement or other arrangement to which any member of the relevant Group is a party or give rise to any rights of any third party in respect of any assets of the relevant Group and which is individually or in the aggregate material in the context of the Placing and/or the Disposal;

         8.1.18 each of the copy of: (i) the audited consolidated accounts of the relevant member of the Target Group or the Company Group for the financial year ended on 31 December 2003 or 31 March 2003 respectively; and (ii) the audited consolidated interim accounts of the relevant member of the Company Group for the six months ended 30 September 2003, which have been provided to Citigroup prior to the execution of this Agreement (in each case concerning the Company Group, only to the actual knowledge of the Vendor in relation to the Company Group):

                  (i) have been prepared on a recognised and consistent basis and in accordance with generally accepted accounting principles, standards and practice in Hong Kong; and

                  (ii) comply with all applicable laws, statutes and regulations in all material respects and show a true and fair view of the state of affairs of the relevant Group and of its results for the period in question;

                  (iii) are not affected by any unusual or non-recurring items and do not include transactions not normally undertaken by the relevant member of the relevant Group (save as disclosed in the said relevant accounts);

                  (iv) make adequate provision for all Taxation whether in Hong Kong or any other part of the world in respect of all accounting periods ended on or before the respective date for which the relevant member of the relevant Group was then or might at any time thereafter become or have been liable;

         8.1.19 the Company is duly incorporated and validly existing under the laws of the place of its incorporation and, subject to the satisfaction of the conditions set out in clauses 4.1.1 to 4.1.17 of the Disposal Agreement, the Company has power under its constitutional documents to permit the issue of the Sale Shares to the Placees in the manner set out herein; save as disclosed in the Circulars and subject to the satisfaction of the conditions set out in clauses 4.1.1 to
                  4.1.17 of the Disposal Agreement, there is: (i) no authorisation, consent or approval required for the purposes of or as a consequence of the Placing or the Disposal either from governmental, regulatory or other public bodies (including, without limitation, the Stock Exchange) or authorities or courts; and (ii) no authorisation, consent or approval required for the purposes of or as a consequence of the Placing or the Disposal from any third party pursuant to any material contractual arrangement or other material arrangement to which the Company or any other member of the Company Group or the Vendor is a party;

         8.1.20 save as disclosed in the Circulars and subject to the satisfaction of the conditions set out in clauses 4.1.1 to
                  4.1.17 of the Disposal Agreement (but only to the actual knowledge of the Vendor in relation to the Company Group), the compliance by the Vendor or the Company with all the relevant provisions of this Agreement, as well as the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of, or result in any third party consent being required under, the constitutional documents of the Vendor or the Company, any of the material terms or provisions of any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any member of the Company Group, the Target Group or the Vendor or by which any member of the relevant Group or the Vendor is a party or to which any of the material property or assets of any member of the relevant Group or the Vendor is subject, or any applicable law, rule or regulation, including, without limitation, the Listing Rules or any order of any court or governmental agency or body having jurisdiction over any member of the relevant Group or the Vendor or the property or assets of any member of the relevant Group or the Vendor;

         8.1.21 save as disclosed in the Circulars, the interim report of the Company for the six months ended 30 September 2003, and the latest annual report and audited financial statements of the Company or the Target (but only to the actual knowledge of the Vendor in relation to the Company Group), no unissued share capital of any member of the Company Group or the Target Group is under any option (or agreed conditionally or unconditionally to be put under any option) and no person has any outstanding warrant, pre-emptive right or any other right of any description to require shares to be allotted or issued by any member of the relevant Group;

         8.1.22 the Vendor has not been, is not and will not be at any time engaged in any market misconduct or insider dealing for the purposes of the SFO in connection with the Placing and the related transactions entered into or to be entered into pursuant to this Agreement; neither the Vendor nor any person acting on the Vendor's behalf or under its control has taken or will take, directly or indirectly, any action designed or which was designed, or which constitutes or has constituted or might reasonably be or have been expected to cause or result in, stabilisation or manipulation of the price of any Shares or other securities of the Company;

         8.1.23 neither the Vendor nor (to the actual knowledge of the Vendor in relation to the Company and its affiliates) the Company nor any of their affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on behalf of any such person (save as to Citigroup and its agents whose actions as the Vendor's agent are not warranted in such terms): (i) has engaged or will engage in any "directed selling efforts" (as defined in Regulation S) with respect to the Sale Shares; or (ii) has offered or sold or will offer or sell any security, has solicited or will solicit offers to buy any security or has taken or will take any other action under circumstances that would require registration of any of the Sale Shares under the Securities Act;

         8.1.24 neither the Vendor and its affiliates nor, to the actual knowledge of the Vendor, the Company nor any of its affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on behalf of any such person (save as to Citigroup and its agents whose actions as the Vendor's agent are not warranted in such terms) has, directly or indirectly, taken or will take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilisation in violation of applicable laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Sale Shares;

         8.1.25 the Vendor and, to the actual knowledge of the Vendor, the Company have complied and will comply with the "offering restrictions" (as such term is defined in Regulation S);

         8.1.26 subject to the fulfilment of the requirements as disclosed in the Circulars and to be disclosed in the announcement in respect of the Placing, the sale of the Sale Shares by the Vendor pursuant to this Agreement will not result in any breach of and will comply with all relevant provisions of the Listing Rules and all other applicable laws, rules and regulations;

         8.1.27 save as disclosed in the Circulars and subject to the satisfaction of the conditions set out in clauses 4.1.1 to
                  4.1.17 of the Disposal Agreement, the Company has the full right, power and authority to allot and issue the Sale Shares and all necessary authorisations, approvals, consents and licences relating to the same have been, or will, prior to Completion, be unconditionally obtained and are, or will, immediately prior to Completion, be in full force and effect; and

         8.1.28 based on the information supplied to the Vendor by the Company and to the actual knowledge of the Vendor, the Company is a "foreign issuer" (as such term is defined in Regulation S) which reasonably believes that there is no "substantial US market interest" (as such term is defined in Regulation S) in the Sale Shares or securities of the Company of the same class as the Sale Shares.

8.2 Citigroup hereby represents, warrants and undertakes to the Vendor as follows:

         8.2.1 United States The Sale Shares have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, US persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Citigroup represents that it has offered and sold the Sale Shares, and agrees that it will offer and sell the Sale Shares, only in accordance with Rule 903 of Regulation S. Accordingly, neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (as such term is defined in Regulation S) with respect to the Sale Shares, and it and they have complied and will comply with the offering restrictions requirement of Regulation S.

                  Citigroup represents that it has not entered and agrees that it will not enter into any contractual arrangement with any distributor (as that term is defined in Regulation

                  S) with respect to the distribution or delivery of the Sale Shares, except with its affiliates or with the prior written consent of the Company.

         8.2.2 United Kingdom (i) It has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Sale Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; and (ii) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) in connection with the issue or sale of any Sale Shares in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Vendor; and
                  (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Sale Shares in, from or otherwise involving the United Kingdom.

         8.2.3 Hong Kong (i) It has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any of the Sale Shares other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance, (except if permitted to do so under the securities laws of Hong Kong); (ii) it has not issued and will not issue any advertisement, invitation or document relating to the Sale Shares, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong), other than with respect to Sale Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the SFO and any rules made thereunder; and (iii) neither itself, Citigroup Global Markets Asia Limited nor any persons controlling, controlled by or under the same control as either of them (except in the capacity of an exempt principal trader as such term is defined in the Takeovers Code) acquired any voting rights in the Company during the period commencing six months prior to the date of the Press Announcement and ending on the date of the SGM which constituted a "disqualifying transaction" for the purpose of the Takeovers Code and it did not (and Citigroup Global Markets Asia Limited and any persons controlling, controlled by or under the same control as it did not) acquire or dispose of any voting rights in the Company in the period between the date of the Press Announcement and the date of the SGM without the prior consent of the Executive.

         8.2.4 Singapore Documents or materials in connection with the offer or sale, or invitation for subscription or purchase, of the Sale Shares may not be circulated or distributed, and the Sale Shares may not be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly: (i) to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Sale Shares to the public in Singapore; or (ii) to the public or any member of the public in Singapore other than: (A) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"); (B) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA; or (C) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

         8.2.5 Capacity Citigroup is duly incorporated and validly existing under the laws of the place of its incorporation and Citigroup has power under its constitutional documents to permit its entry into this Agreement in the manner set out herein and this Agreement (and its performance) has been duly authorised (such authorisation remaining in full force and effect) and executed by and constitutes legally binding obligations of Citigroup, enforceable in accordance with its terms; there is no authorisation, consent, approval or (save as referred to in Clause 2.7) notification required for the purposes of or as a consequence of the Placing either from governmental, regulatory or other public bodies (including, without limitation, the Stock Exchange) or authorities or courts or from any third party pursuant to any contractual or other arrangement to which Citigroup is a party.

         8.2.6    Private Placing That:

                  (a) the Placing will be a private placement of securities and not an offer to the public within the meaning of the Companies Ordinance and will be effected by telephone conversations leading to concluded contracts;

                  (b) it will, whether before or after Completion, continue to provide information regarding the Placees as required by the Stock Exchange and/or the relevant regulatory authority or governmental agency in Hong Kong for delivery to the Stock Exchange and/or the relevant regulatory authority or governmental agency in Hong Kong; and

                  (c) it will procure that any sub-agent and/or sub-underwriter appointed by Citigroup or any other person through whom it may effect the Placing or offer any Sale Shares shall observe the foregoing provisions of this Clause 8.2.6.

         8.2.7 Compliance with certain laws Subject as set out in this Agreement, Citigroup confirms and undertakes to the Vendor and the Guarantor:

                  (a) not to, directly or indirectly, engage in unlawful price stabilisation in relation to the Placing; and

                  (b)    not to:

                         (i) distribute or publish any documents (including, without limitation to the foregoing, any prospectus, form of application, offering circular, advertisement or other offering material or any report or other document calculated to invite or lead to offers or agreements being made to purchase any of the Sale Shares); or

                         (ii) make any representations or statements in
                              relation to the Placing or offer any
                              representation or statement regarding the
                              Company, the Vendor or the Target Group or the financial or business position or prospects of the Company, the Vendor or the Target Group, which was not or is not, at the time of making the same, general knowledge in the marketplace in any country or jurisdiction, except where such offer, sale or delivery is made under circumstances that shall not result in or constitute a breach of any applicable laws and regulations or give rise to a requirement for any prospectus to be published or filed or any registration or qualification to be made or obtained (other than such as are made or obtained by Citigroup) in any such country or jurisdiction and all offers, sales and deliveries of Sale Shares shall be made on such terms.

8.3 In consideration of Citigroup entering into this Agreement and agreeing to perform its obligations hereunder, the Guarantor represents, warrants or undertakes to Citigroup that the Guarantor is duly incorporated and validly existing under the laws of the place of its incorporation and the Guarantor has power under its constitutional documents to permit its entry into this Agreement in the manner set out herein and this Agreement (and its performance) has been duly authorised (such authorisation remaining in full force and effect) and executed by and constitutes legally binding obligations of the Guarantor, enforceable in accordance with its terms; save for those disclosed in the Circulars and to be disclosed in the announcement in respect of the Placing, there is no authorisation, consent, approval or notification required for the purposes of or as a consequence of the Placing either from governmental, regulatory or other public bodies (including, without limitation, the Stock Exchange) or authorities or courts or from any third party pursuant to any contractual or other arrangement to which the Guarantor is a party.

8.4 The representations, warranties and undertakings set out in Clause 8 are given as at the date hereof and are true and accurate and in force, and shall remain true and accurate and in force up to and including the Closing Date as if given or made on such date, with reference in each case to the facts and circumstances then subsisting. The Vendor undertakes to notify Citigroup of any material matter or event coming to its attention prior to Completion which shows or may show any of the representations, warranties and undertakings set out in Clause 8.1 to be or to have been untrue, inaccurate or misleading, in any material respect. The Guarantor undertakes to notify Citigroup of any material matter or event coming to its attention prior to Completion which shows or may show any of the representations, warranties and undertakings set out in Clause 8.3 to be or to have been untrue, inaccurate or misleading, in any material respect. Citigroup undertakes to notify the Vendor of any material matter or event coming to its attention prior to Completion which shows or may show any of the representations, warranties and undertakings set out in Clause 8.2 to be or to have been untrue, inaccurate or misleading, in any material respect.

8.5 Save as a result of Citigroup's or its agent's negligence, fraud, wilful default or breach of this Agreement or any applicable laws, rules or regulations, Citigroup shall not be responsible for and no claim shall be made against Citigroup by the Company or the Vendor to recover any loss, damage, cost, charge or expense which the Vendor or the Company may suffer or incur by reason of or arising out of the carrying out by Citigroup of any work pursuant to its rights or obligations hereunder, or for any alleged insufficiency of the Placing Price or otherwise in connection with the Placing.

8.6 The rights and remedies of each Party in respect of the representations, warranties and undertakings referred to in Clause 8 shall not be affected by: (i) Completion; (ii) any investigation made into the affairs of any Party or the relevant Group or any knowledge held or gained of any such affairs by or on behalf of the other Party or the relevant Group;

         or (iii) any event or matter whatsoever, other than a specific and duly authorised written waiver or release by the other Party.

8.7 Citigroup acknowledges and accepts that each of all warranties, representations and undertakings provided by the Vendor set out in Clauses 8.1.5 and 8.1.18 of this Agreement as they relate to the Company, any member of the Company Group or their respective directors, business, activities, assets, affairs and financial or other information shall also be subject to and qualified by any and all things specifically disclosed in the audited consolidated accounts of the Company for the financial year ended on 31 March 2003, the audited consolidated interim accounts of the Company for the six months ended 30 September 2003 or the Disposal Agreement.

8.8 The Vendor undertakes to deliver a legal opinion (from Linklaters addressed to Citigroup) in a form reasonably satisfactory to Citigroup before the Closing Date and such opinion is solely in respect of the enforceability of the guarantee by PCCW-HKT Telephone Limited dated 30 April 2004 in favour of Citigroup for the Vendor's obligations under this Agreement.

9        INDEMNITY

9.1 The Vendor undertakes to indemnify Citigroup for itself and as trustee for each of its agents, subsidiaries and associated companies involved in connection with the Placing, their respective directors, officers, employees and agents (duly authorised as permitted herein) and each person who controls (including but not limited to controlling persons within the meaning of Section 15 of the Securities Act or Section 20(a) of the US Securities Exchange Act of 1934) Citigroup or any of its subsidiaries or associated companies (in this Clause 9, the "Indemnified Parties") against all or any costs, expenses (including legal fees reasonably incurred), fees, claims, actions, liabilities, demands, proceedings or judgements (including, but not limited to, all such losses, costs, charges, liabilities or expenses suffered or reasonably incurred in disputing or defending any claims, actions, demands, proceedings or judgements (in this Clause 9, the "Proceedings") and/or in establishing its rights to be indemnified pursuant to this Clause 9.1 and/or in seeking advice in relation to any Proceedings) brought or established, or threatened to be brought or established, against any of the Indemnified Parties by any Placee or by any governmental agency, regulatory body or other person:

         9.1.1 directly or indirectly arising out of or in connection with any breach of any of the representations, warranties and undertakings on the part of the Vendor contained in Clauses 6 and 8 (other than Clauses 8.2, 8.5 and 8.7); or

         9.1.2 directly or indirectly arising out of or in connection with the Placing or any transactions contemplated hereby which do not in any such case arise from Citigroup's or its agent's fraud, negligence or wilful default or breach of this Agreement or of any applicable laws, rules or regulations.

9.2 The indemnities contained in Clause 9.1 shall remain in full force and effect notwithstanding Completion in accordance with its terms and shall extend to include all costs, charges and expenses which Citigroup and/or any of the relevant Indemnified Parties may reasonably incur or pay in disputing, settling or compromising any matter to which the indemnity might relate and in establishing the right to indemnification pursuant to this clause in respect of any matter.

9.3 The Vendor shall not, without the prior written consent of Citigroup, settle or compromise or consent to the entry of any judgement with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the relevant Indemnified Parties are actual or potential parties to such claim or action) from any of the relevant Indemnified Parties. Such prior written consent of Citigroup is not required if the Vendor procures that such settlement, compromise or consent includes an unconditional release of each relevant Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9.4 Citigroup shall not (and it shall procure that none of the Indemnified Parties shall), without the prior written consent of the Vendor, settle or compromise or consent to the entry of any judgement with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder. As soon as reasonably practicable after receipt by the relevant Indemnified Parties of notice of commencement of any claim, action or proceeding for which indemnification may be sought hereunder, Citigroup shall (and it shall procure the relevant Indemnified Parties to) deliver notice of such claim, action, suit or proceeding to the Vendor, but the failure so to notify the Vendor will not relieve it from any liability under Clause 9.1 unless and to the extent such failure results in the forfeiture by the Vendor of substantial rights and defences. Except to the extent that it would be inappropriate due to actual or potential conflicting interests between the parties (including situations in which there are one or more legal defences available to the Indemnified Party that are different from or additional to those available to the Vendor), the parties will co-operate with each other (so far as each is reasonably able) to procure the giving of all such information and render all such assistance to one another as may reasonably be requested in connection with such proceedings. Subject to the above, Citigroup shall (and it shall procure the Indemnified Parties to) have due regard to any reasonable request which the Vendor may make in relation to the conduct of the defence of such proceedings. If any amount is received by any of the Indemnified Parties in respect of any proceedings otherwise than under this indemnity, Citigroup shall procure that the relevant Indemnified Parties in receipt of any such amount repays to the Vendor the corresponding portion of any amount paid under the indemnity in Clause 9.1 which is referable to the matter giving rise to the proceedings less any reasonable out-of-pocket costs and expenses incurred by any Indemnified Party in recovering the same and any tax suffered on the receipt (and subject to such repayment being for no greater amount than the amount paid under the indemnity in Clause 9.1 by the Vendor to the Indemnified Party in respect of such matter).

9.5 The Vendor agrees that none of the Indemnified Parties will have any liability (save for any obligations imposed on them under this Agreement or under any applicable laws) to the other Parties, directly or indirectly, arising out of or in connection with the Placing or any transactions contemplated hereby.

9.6 The Vendor shall not, and shall use all reasonable endeavours to procure that no member of the Company Group or the Target Group will, at any time prior to or on the Closing Date do or omit to do anything which may cause any of the representations, warranties and undertakings set out in Clause 8.1 to be untrue in any material respect.

9.7 Citigroup shall not, and shall procure that its agents, staff and employees (as well as any other person or company who or which is controlled by, a controller of, or under the same control as, Citigroup) will not, at any time prior to or on the Closing Date do or omit to do anything which may cause any of the representations, warranties and undertakings set out in Clause 8.2 to be untrue in any material respect.

10       TERMINATION

10.1 Notwithstanding anything contained in this Agreement, if at any time prior to 3:30 pm (Hong Kong time) on the Closing Date (the "Cut-Off Time"):

         10.1.1   there develops, occurs or comes into force:

                  (i) any new law or regulation or any change in existing laws or regulations; or

                  (ii) any significant or adverse change in the local, national or international economic, political, military or financial conditions, securities market conditions or currency exchange rates or exchange controls, including without limitation, any outbreak or escalation of international hostilities, declaration by the federal government of the United States or the government of Hong Kong of a national emergency or other calamity or crisis; or

                  (iii) the declaration of a general banking moratorium by the US or Hong Kong authorities; or

                  (iv) any suspension of dealings in the Shares for a period of over two consecutive trading days (other than as a result of: (a) suspension of dealings for reason of the Company's insufficient public float; or (b) the Company announcing the Placing); or

                  (v) any moratorium, suspension or material restriction on trading in shares or securities generally on the Stock Exchange or the establishment of minimum prices for shares or securities generally on the Stock Exchange, in the case of each of (i) to (v), the effect of which, in the opinion of Citigroup: (1) has or is reasonably likely to have a material adverse effect on the financial position of the Company Group and the Target Group taken as a whole; or (2) is or would be materially adverse to the success of the Placing; or (3) is so material and adverse as to make it impracticable or inadvisable or inexpedient to proceed with the Placing on the terms and in the manner contemplated herein;

         10.1.2 any breach of any of the representations, warranties and undertakings by the Vendor or the Guarantor set out in Clause 6 or Clause 8.1, 8.3 and 8.4 comes to the knowledge of Citigroup, or any event occurs or any matter arises on or after the date hereof and prior to the Closing Date which if it had occurred or arisen before the date hereof would have rendered any of such representations, warranties and undertakings untrue or incorrect or there has been a breach of, or failure to perform, any other provision of this Agreement on the part of the Vendor (and in each of the aforesaid cases, the effect of which, in the opinion of
                  Citigroup: (1) has or is reasonably likely to have a material adverse effect on the financial position of the Company Group and the Target Group taken as a whole; (2) is or would be materially adverse to the success of the Placing; or (3) is so material and adverse as to make it impracticable or inadvisable or inexpedient to proceed with the Placing on the terms and in the manner contemplated herein); or

         10.1.3 any change or any development involving a prospective change in the general affairs, prospects, earnings, business, properties, stockholders' equity or in the financial or trading position of the Company Group and the Target Group taken as a whole, which in the opinion of Citigroup is so material and adverse as to make it impractical or inadvisable or inexpedient to proceed with the Placing on the terms and in the manner contemplated herein, then and in any such case, Citigroup may terminate this Agreement without liability to the Vendor and the Company by giving notice in writing to the Vendor, which notice may be given at any time prior to the Cut-Off Time.

10.2 Without prejudice to any other provisions of this Agreement, Citigroup shall have the right exercisable at any time by notice in writing to the Vendor to terminate this Agreement if any of the Sale Shares are not delivered by or on behalf of the Vendor in accordance with Clause
         5.2 (save where such non-delivery of the Sale Shares is as a result of any non-performance of any provision of this Agreement by Citigroup or any fraud, wilful default or negligence on the part of Citigroup and/or its employees or agents).

10.3 In the event that Citigroup terminates this Agreement in accordance with Clauses 10.1 or 10.2, all obligations of each of the Parties under this Agreement shall cease and determine and no Party shall have any claim against any other Party in respect of any matter arising out of or in connection with this Agreement except for:

         10.3.1   any antecedent breach of any obligation under this Agreement;
                  and

         10.3.2   liabilities under Clauses 7.2 and 9.

11       ANNOUNCEMENTS

         Save for the Press Announcement, the Circulars and the press announcements in respect of the Placing, the results of the extraordinary general meeting of the Guarantor and/or the ongoing connected transactions with the group of companies of the Guarantor to be released by the Company and/or the Guarantor, and save as required by law or by the Stock Exchange or the SFC, the Vendor undertakes to procure that no public announcement or communication to the press or to the Stock Exchange concerning the Placing or any member of the Company Group or the Target Group which is material in relation to the Placing shall be made by or on behalf of the Vendor or the Company between the date hereof and seven days after the Closing Date without prior written approval from Citigroup as to the content, timing and manner of making thereof (such approval not to be unreasonably withheld or delayed). For the avoidance of doubt: (i) the press announcement in respect of the Placing to be released by the Company shall be approved by Citigroup before it is released (such approval not to be unreasonably withheld or delayed); and (ii) the Guarantor, the Vendor, the Company and other members of the Company Group and the Target Group which are material in relation to the Placing shall be free to make press releases (or make communication) to respond to questions posed by the press on a basis consistent with the strategy agreed in advance with Citigroup.

12       TIME OF THE ESSENCE

         Any time, date or period mentioned in this Agreement may be extended by mutual agreement between the Vendor and Citigroup but as regards any time, date or period originally fixed or any date or period so extended as aforesaid, time shall be of the essence.

13       GUARANTEE OF THE VENDOR'S OBLIGATIONS

13.1 In consideration of Citigroup entering into this Agreement and agreeing to perform its obligations hereunder, the Guarantor:

         13.1.1 undertakes to Citigroup that it will procure the due and punctual performance by the Vendor of all of its obligations, commitments and undertakings under or pursuant to this Agreement (the "Vendor's Obligations"); and

         13.1.2 guarantees to Citigroup the due and punctual performance by the Vendor of the Vendor's Obligations and the due and punctual payment by the Vendor of any moneys payable by the Vendor pursuant to this Agreement or for any breach of this Agreement (the "Vendor's Payments").

13.2     Vendor's Default

         If and whenever the Vendor defaults for any reason whatsoever in the performance or satisfaction of any Vendor's Obligation or any Vendor's Payment, the Guarantor shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the Vendor's Obligation or the Vendor's Payment (as the case may be) in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on Citigroup as it would have received if the Vendor's Obligations or the Vendor's Payments (as the case may be) had been duly performed and satisfied by the Vendor.

13.3     Continuing Guarantee

         This guarantee is to be a continuing guarantee and accordingly is to remain in force until all the Vendor's Obligations and Vendor's Payments shall have been performed or satisfied.

14       NOTICES

14.1 All notices delivered hereunder shall be in writing and shall be communicated to the following addresses:

         If to Citigroup, to:

                 20th Floor, 3 Exchange Square
                 Central
                 Hong Kong

                 Facsimile: (852) 2501 8110

                 Attention:  Legal Department

         If to the Vendor, to:

                 39/F, PCCW Tower
                 TaiKoo Place
                 979 King's Road

                 Quarry Bay
                 Hong Kong

                 Facsimile: (852) 2962 5725

                 Attention: Company Secretary

         If to the Guarantor, to:

                 39/F, PCCW Tower
                 TaiKoo Place
                 979 King's Road
                 Quarry Bay
                 Hong Kong

                 Facsimile: (852) 2962 5725

                 Attention: Company Secretary

14.2 Any such notice shall be served either by hand or by facsimile. Any notice shall be deemed to have been served, if served by hand, when delivered and if sent by facsimile, on receipt of confirmation of transmission. Any notice received on a Sunday or public holiday shall be deemed to be received on the next Business Day.

15       MISCELLANEOUS

15.1 Each Party undertakes with the other Parties that it shall execute and perform and procure that there are executed and performed such further documents and acts as the other Parties may reasonably require to give effect to the provisions of this Agreement.

15.2 This Agreement constitutes the entire agreement and understanding between the Parties in connection with the Placing. This Agreement supersedes all previous agreements or understandings which shall cease to have any further force or effect and no Party has entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out or referred to in this Agreement.

15.3 No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

15.4 This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

15.5 No failure or delay by any Party in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

15.6 Notwithstanding any other provisions in this Agreement, no Party shall have any right to make any claim against the Guarantor in connection with this Agreement unless legal proceedings for such claim commences before the date which is two years after the Closing Date.

16       APPLICABLE LAW AND JURISDICTION

         This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong for the time being in force and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

IN WITNESS WHEREOF this Agreement has been entered into on the day and year first before written.



SIGNED by                          )
for and on behalf of               )
PCCW LIMITED                       )
in the presence of:                )




SIGNED by                          )
for and on behalf of               )
ASIAN MOTION LIMITED               )
in the presence of:                )




SIGNED by                          )
for and on behalf of               )
CITIGROUP GLOBAL MARKETS           )
HONG KONG FUTURES AND              )
SECURITIES LIMITED                 )
in the presence of:                )

Contents
-------------------------------------------------------------------------------

Clause   Heading                                                            Page

1        DEFINITIONS AND INTERPRETATION.......................................1

2        APPOINTMENT OF CITIGROUP AND THE PLACING.............................4

3        PRESS ANNOUNCEMENT...................................................5

4        CONDITIONS...........................................................5

5        COMPLETION OF THE PLACING............................................6

6        UNDERTAKINGS OF THE VENDOR...........................................7

7        PAYMENT OF FEES, COMMISSIONS AND EXPENSES............................8

8        REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS.........................9

9        INDEMNITY...........................................................18

10       TERMINATION.........................................................20

11       ANNOUNCEMENTS.......................................................21

12       TIME OF THE ESSENCE.................................................21

13       GUARANTEE OF THE VENDOR'S OBLIGATIONS...............................22

14       NOTICES.............................................................22

15       MISCELLANEOUS.......................................................23

16       APPLICABLE LAW AND JURISDICTION.....................................24


                                      -i-